UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2023

The Beachbody Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39735	85-3222090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Continental Blvd, Suite 400

El Segundo, California 90245

(Address of principal executive offices)

(310) 883-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Class A common stock, par value $0.0001 per share	BODY	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A common stock at an exercise price of $11.50	BODY WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Financing Agreement Amendment

On July 24, 2023 (the “Closing Date”), The Beachbody Company, Inc. (the “Company”), Beachbody, LLC (the “Borrower”), certain subsidiaries of the Company, the lenders party thereto and Blue Torch Finance, LLC (“Blue Torch”), as collateral agent and as administrative agent, entered into that certain Amendment No. 2 to Financing Agreement (the “Second Amendment”), which amended the Company’s existing Financing Agreement, dated as of August 8, 2022 (as previously amended, the “Financing Agreement”), by and among the Company, the Borrower, the lenders party thereto from time to time and Blue Torch, as collateral agent and as administrative agent, which provided for a senior secured term loan facility in an original aggregate principal amount of $50.0 million (the “Credit Facility”).

The Second Amendment, among other things, amends certain terms of the Financing Agreement, including without limitation, to (i) amend the minimum revenue financial covenant to test revenue levels for each fiscal quarter on a standalone basis, and to adjust the minimum revenue levels to (A) $100.0 million, commencing with the fiscal quarter ended June 30, 2023, for each fiscal quarter ending on or prior to March 31, 2024 and (B) $120.0 million for each fiscal quarter ending thereafter and on or prior to December 31, 2025; (ii) amend the minimum liquidity financial covenant to adjust the minimum liquidity levels to (A) $20.0 million at all times from the Closing Date through March 31, 2024, and (B) $25.0 million at all times thereafter through the maturity of the Credit Facility; (iii) modify the maturity date from August 8, 2026 to February 8, 2026; and (iv) amend certain financial definitions, reporting covenants and other covenants thereunder.

In connection with the Second Amendment, on the Closing Date, the Borrower made a partial prepayment of the term loans under the Credit Facility in an aggregate principal amount of $15.0 million, together with accrued interest thereon and a related prepayment premium equal to $0.75 million.

The foregoing summary of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Warrant Amendment

In connection with the Second Amendment, the Company also amended and restated the aggregate 4,716,756 warrants to purchase the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), originally issued to affiliates of the lenders and Blue Torch (the “Blue Torch Warrants”). The Warrant Amendment amends the exercise price of the warrants from $1.85 per share of Class A Common Stock to $0.41 per share.

The foregoing summary of the Warrant Amendment is qualified in its entirety by reference to the full text of the form of Amended and Restated Warrant to Purchase Stock, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 to this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1^	Amendment No. 2 to Financing Agreement, dated as of July 24, 2023 by and among the Company, the Borrower, each subsidiary of the Company party thereto, the lenders party thereto and Blue Torch, as collateral agent and as administrative agent.

10.2	Form of Amended and Restated Warrant to Purchase Stock.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

^	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish copies of any such schedules and exhibits to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Beachbody Company, Inc. (Registrant)

Date: July 26, 2023	/s/ Marc Suidan
	Name:	Marc Suidan
	Title	Chief Financial Officer